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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of our report dated June 11, 1999, relating to the financial statements and financial highlights of the Orbitex Growth Fund, Orbitex Info-Tech & Communications Fund and Orbitex Strategic Natural Resources Fund (the "Funds"), which appear in the April 30, 1999 Annual Report to Shareholders of the Funds and of our report dated December 27, 1999 relating to the financial statements and financial highlights of the Orbitex Focus 30 Fund (the "Fund"), which appear in the October 31, 1999 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
January 18, 2000